EXHIBIT 99.1
                                                                    ------------

                                CLARK CONSULTING

CONTACT:      JIM RADOSEVICH
              VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
              PHONE: 847-304-5800; EMAIL - JIM.RADOSEVICH@CLARKCONSULTING.COM

          CLARK CONSULTING REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

                COMPANY REPORTS FOURTH QUARTER EPS OF $0.23 WHICH
                  INCLUDES A CHARGE OF $0.24 PER SHARE RELATED
               TO THE REORGANIZATION OF ITS HUMAN CAPITAL PRACTICE

Barrington, IL, February 26, 2004 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced its fourth quarter results.

FOURTH QUARTER OVERVIEW

         o New business revenue was $39.1 million, down 24.1% from fourth quarter 2002

         o Renewal revenue increased 8.6% from the prior year period to $47.0 million

         o The Company restructured its Human Capital Practice, resulting in a pre-tax charge of $7.5 million of which $400 thousand was paid in 2003

         o Operating income declined 27.5% from the comparable quarter in 2002 to $13.7 million

         o Net income was $4.4 million, a 55.6% decrease from the prior year period

         o Cash flow from operations during the quarter was $26.4 million, as compared to $7.9 million in fourth quarter 2002

         o The Company raised $11.6 million from a pooled trust preferred transaction

         o The Company renewed its line of credit, which now stands at $90 million

The Company reported fourth quarter 2003 revenues of $86.2 million, down 9.1% from revenues of $94.8 million in the fourth quarter of 2002. Fourth quarter operating income was $13.7 million, a 27.5% decrease from the comparable 2002 period. Clark Consulting reported net income for the fourth quarter of $4.4 million, or $0.23 per diluted share versus net income of $9.8 million or $0.55 per diluted share for the same period last year. The Company restructured its Human Capital Practice during the fourth quarter, which resulted in a pre-tax charge of $7.5 million, equivalent to $0.24 per share on an after-tax basis.

The Company's earnings performance was negatively affected by several factors during the fourth quarter. The Banking Practice, which has traditionally produced strong fourth quarter results, did not generate the expected levels of new business in December. The Company also took steps to reorganize its Human Capital Practice ("HCP") in light of its continued poor performance, and created one executive compensation practice under the Pearl Meyer & Partners brand. The remaining HCP employees will focus on actuarial/retirement plan and investment advisory services.

 "We historically enjoyed a big year-end rush of new business in our Banking Practice, which drove much of our fourth quarter performance," stated Tom Wamberg, Chairman and CEO of

Clark Consulting. "However, we did not experience the strong year-end close in 2003 that we expected. Our activity-level and win rates for cases closed in the fourth quarter remained strong, but the impact of a sustained low interest rate environment negatively impacted our product offerings. This along with the uncertainty about the direction of future interest rates impaired our ability to close new business. However, we have laid some good groundwork in 2003 and expect some of the large cases that we weren't able to close to come to fruition in 2004."

FINANCIAL SUMMARY OF OPERATIONS ($ IN MILLIONS EXCEPT EPS)

                           Three months ended             Twelve months ended
                              December 31,                    December 31,
                            2003         2002              2003          2002
                           ------       ------            -------       -------
      Total Revenue        $ 86.2       $ 94.8            $ 325.9       $ 278.6
      Operating Income       13.7         18.9               44.5          33.7
      Net income              4.4          9.8               12.7          17.3
      EPS (Diluted)        $ 0.23       $ 0.55             $ 0.68        $ 0.99

                                                 as of    12/31/03      12/31/02
                                                          --------      --------
      Unrestricted Cash                                    $ 3.2         $ 14.3
      Restricted Cash *                                     19.0           14.1
      Recourse Debt                                         63.8          113.7
      Non-Recourse Debt **                                 288.7          305.0
      Recourse Debt/Capitalization ratio                   19.8%          32.1%
      Total Debt/Capitalization ratio                      57.7%          63.5%

* cash that is designated for the Company's principal, interest and maintenance payments on its securitization

** debt incurred as a result of a securitization of specified inforce revenues, which is non-recourse to the Company's general assets

New business revenue during fourth quarter 2003 decreased 24.1% to $39.1 million compared to the prior year period. Renewal revenues in the fourth quarter totaled $47.0 million, an increase of 8.6% over fourth quarter 2002.

                                                    Quarterly results ($ millions)
                                         12/31/03      12/31/02      Difference      % Change
                                         --------      --------      ----------      --------
  New business                             $39.1         $51.5         - $12.4        - 24.1%
  Renewals and other                       $47.0         $43.3           $3.7           8.6%

Commission expense as a percent of revenue declined to 23.5% compared to 32.5% in fourth quarter 2002. This reflects the fact that renewal revenues were a larger percentage of total revenue and the commission rates on renewal revenues are lower than on first-year revenues. Operating expenses increased 10.3% to $46.8 million from the prior year's period, reflecting the restructuring of HCP. Excluding this $7.5 million charge, operating expenses decreased 6.5% from the same period in 2002. Operating income decreased 27.5% to $13.7 million from $18.9 million in the same period last year. This includes amortization expense of $5.4 million in the fourth quarter 2003 as compared to $3.2 million in the fourth quarter of 2002, reflecting a full period of amortization cost for the November 2002 acquisition of LongMiller and Associates. Net income was $4.4 million or $0.23 per diluted share versus net income of $9.8 million or $0.55 per diluted share in fourth quarter 2002. Net income for fourth quarter 2003 is based on a 43.6% tax rate for the period as compared to a tax rate of 40.2% in the fourth quarter of 2002, reflecting year-end 2003 income tax adjustments. The effective tax rate going forward is expected to be approximately 40%.

FULL YEAR RESULTS

For the twelve months ended December 31, 2003, total revenues grew to $325.9 million, an increase of 17.0% from revenues of $278.6 million for 2002. New business revenues for the twelve-month period ending December 31, 2003 were $167.4 million, a 2.0% increase over 2002. Renewal and other recurring revenues were $158.5 million, up 38.5% from last year, which reflects a full year of renewals from the LongMiller acquisition. Operating income increased 31.9% to $44.5 million, which includes amortization expense of $21.6 million as compared to $9.2 million for 2002, and includes charges of $7.5 million for the restructuring of HCP, a $1.9 million charge for the restructuring of the Company's Executive Benefits Practice and $1.5 million received from a favorable lawsuit settlement. Interest expense was $24.3 million for the year as compared to $4.1 million in 2002, the increase primarily attributable to financing costs for the LongMiller acquisition. Full-year net income was $12.7 million, a 26.8% decrease from the prior year. The effective income tax rate for 2003 was 38.9% as compared to a rate of 41.0% for 2002. The Company expects an income tax rate of approximately 40.0% going forward. Earnings per share were $0.68 for the year as compared to $0.99 for 2002, which reflects shares outstanding of 18.7 million for the year, as compared to 17.5 million in 2002.

CASH FROM OPERATING ACTIVITIES

The Company's cash provided by operating activities from its cash flow statement increased substantially during the year relative to its reported income. Whereas net income decreased 26.8% from 2003 to 2002, cash provided by operating activities increased 236% to $72.6 million in 2003 from $21.6 million in 2002. During the year, the Company incurred $27.1 million of non-cash depreciation and amortization expense and $6.1 million of deferred tax expense. While these items are included in earnings, they do not affect cash flow. In addition, the majority of the HCP restructuring charge reflects future anticipated cash flows instead of current outlays. As a result of its strong cash generation, the Company was able to pay down $66 million of debt during the year, reducing its recourse debt to capitalization ratio from 32.1% to 19.8%. Because of the Company's acquisitive nature, its cash provided by operating activities is expected to exceed net income for the foreseeable future.

A conference call discussing the Company's fourth quarter 2003 results will take place this morning, February 26, 2004 at 10:00am CST. The call will be webcast live and can be listened to by accessing the Company's website at www.clarkconsulting.com.

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With more than 4,900 corporate, banking and healthcare clients, the Company's mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.

                                      # # #

                                   CLARK, INC.
                                  BALANCE SHEET
                                    UNAUDITED
                      ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                         DECEMBER 31,     DECEMBER 31,
                                                                             2003             2002
                                                                       ---------------  ----------------
                                     ASSETS
Current Assets
     Cash and cash equivalents                                           $  3,156         $  14,266
     Restricted cash                                                       18,966            14,065
     Accounts and notes receivable, Net                                    47,478            63,934
     Prepaid income taxes                                                   2,931             3,253
     Deferred income taxes                                                    253             1,252
     Other current assets                                                   3,149             2,844
                                                                       ---------------  -----------------
          Total Current Assets                                             75,933            99,614
                                                                       ---------------  -----------------

Intangible Assets, Net                                                    589,803           600,195
Equipment and Leasehold Improvements, Net                                  13,284            15,135
Other Assets                                                               20,283            19,687
                                                                       ---------------  -----------------
          TOTAL ASSETS                                                   $699,303          $734,631
                                                                       ===============  =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Accounts payable                                                    $  8,129          $  8,048
     Accrued liabilities                                                   46,648            47,183
     Deferred revenue                                                       1,980             2,349
     Debt maturing within one year                                         16,553            22,675
                                                                       ---------------  -----------------
          Total Current Liabilities                                        73,310            80,255
                                                                       ---------------  -----------------

Long Term Debt                                                            335,968           396,038
Deferred Income Taxes                                                      14,057             8,837
Deferred Compensation                                                       6,563             3,779
Interest rate swap                                                            157                 -
Other non-current liabilities                                              10,980             4,644

STOCKHOLDERS' EQUITY
     Common stock                                                             186               181
     Paid-in capital                                                      190,876           185,295
     Retained earnings                                                     69,643            56,961
      Other comprehensive income                                             (245)                -
                                                                       ---------------  -----------------
          Subtotal                                                        260,460           242,437
     Less: Treasury Stock                                                  (2,192)           (1,359)
                                                                       ---------------  -----------------
          TOTAL STOCKHOLDERS' EQUITY                                      258,268           241,078
                                                                       ===============  =================
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $699,303          $734,631
                                                                       ===============  =================

                                  CLARK, INC.
                                INCOME STATEMENT
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                        FOR THE THREE MONTHS ENDED      FOR THE TWELVE MONTHS ENDED
                                                                               DECEMBER 31,                    DECEMBER 31,
                                                                          2003                2002       2003                2002
                                                                        --------           ---------    ---------          ---------

Total revenue                                                           $86,181             $94,849      $325,929          $278,586
Commission and fee expense                                               20,271              30,790        88,259            89,998
General and administrative expense                                       39,321              41,991       165,623           145,626
Amortization of intangibles                                               5,435               3,158        21,579             9,249
Settlement of litigation                                                      -                   -        (1,500)                -
Human Capital Practice reorganization                                     7,490                             7,490
                                                                     ----------          ----------    ----------        ----------
     INCOME FROM OPERATIONS                                              13,664              18,910        44,478            33,713
Interest and other income                                                   104                 155           583               612
Interest expense                                                         (6,043)             (2,642)      (24,290)           (4,070)
                                                                     ----------          ----------    ----------        ----------
     Pre-tax income                                                       7,725              16,423        20,771            30,255
Income tax expense                                                        3,367               6,597         8,089            12,404
                                                                     ----------          ----------    ----------        ----------
      Income,   before   cumulative   effect  of  change  in
        accounting principle                                              4,358               9,826        12,682            17,851
                                                                     ----------          ----------    ----------        ----------
Cumulative effect of change in accounting principle, net of tax               -                   -             -               523
                                                                     ----------          ----------    ----------        ----------
     NET INCOME                                                          $4,358              $9,826       $12,682           $17,328
                                                                     ==========          ==========    ==========        ==========
Basic net income per common share
     Net income                                                           $0.24               $0.57         $0.69             $1.06
     Weighted average shares                                         18,427,631          17,321,914    18,338,963        16,896,657
Diluted net income per common share
      Net  income,  before  cumulative  effect of  change in
        accounting principle                                              $0.23               $0.55         $0.68             $1.02
     Cumulative effect of change in accounting principle                      -                  $-             -            $(0.03)
     Net income                                                           $0.23               $0.55         $0.68             $0.99
     Weighted average shares                                         18,795,770          17,967,408    18,740,934        17,513,106

                                   CLARK, INC.
                             INCOME STATEMENT DETAIL
                                    UNAUDITED
                      ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                      FOR THE THREE MONTHS ENDED                 FOR THE TWELVE MONTHS ENDED
                                              DECEMBER 31,                               DECEMBER 31,
                                      2003                  2002                  2003                  2002
                                     ------                ------                -------               -------
EXECUTIVE BENEFITS PRACTICE
 First year revenue                  $4,022                $5,955               $21,739                $29,570
 Renewal revenue                      7,136                10,237                48,249                 53,277
                                    -------               -------              --------                -------
      Total revenue                  11,158                16,192                69,988                 82,847
 Commission expense                   3,807                 7,267                29,281                 40,615
 Operating expense                    7,723                 8,508                33,981                 34,251
 Amortization                         1,035                 1,143                 4,110                  4,298
                                    -------               -------              --------                -------
      Operating income (loss)       $(1,407)                $(726)               $2,616                 $3,683
                                    =======               =======              ========                =======

BANKING PRACTICE
 First year revenue                 $15,620               $26,777               $66,328                $64,249
 Renewal revenue                     37,936                31,171                99,511                 51,787
                                    -------               -------              --------                -------
      Total revenue                  53,556                57,948               165,839                116,036
 Commission expense                  15,587                22,205                55,016                 45,322
 Operating expense                    9,525                 8,697                40,364                 30,902
 Amortization                         3,843                 1,495                15,238                  2,659
                                    -------               -------              --------                -------
      Operating income              $24,601               $25,551               $55,221                $37,153
                                    =======               =======              ========                =======

HEALTHCARE GROUP
 First year revenue                  $6,987                $7,118               $27,546                $29,662
 Renewal revenue                      1,445                 1,733                 8,554                  8,244
                                    -------               -------              --------                -------
      Total revenue                   8,432                 8,851                36,100                 37,906
 Commission expense                     877                 1,318                 3,962                  4,061
 Operating expense                    6,376                 7,330                25,608                 27,219
 Amortization                           421                   452                 1,683                  1,808
                                    -------               -------              --------                -------
      Operating income (loss)          $758                 $(249)               $4,847                 $4,818
                                    =======               =======              ========                =======

HUMAN CAPITAL PRACTICE *
 Total revenue                       $1,741                $1,564                $8,540                 $5,043
 Operating expense                    9,811                 4,863                19,898                 10,464
 Amortization                             -                     -                     -                      -
                                    -------               -------              --------                -------
      Operating income (loss)       $(8,070)              $(3,299)             $(11,358)               $(5,421)
                                    =======               =======              ========                =======

* Full year results restated as if personnel transfer from HCP to PM&P occurred January 1, 2003. Fourth quarter 2003 operating expenses include $6.4 million of restructuring charges.

                                   CLARK, INC.
                        INCOME STATEMENT DETAIL - CONT'D.
                                    UNAUDITED
                      ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                      FOR THE THREE MONTHS ENDED                     FOR THE TWELVE MONTHS ENDED
                                               DECEMBER 31,                                 DECEMBER 31,
                                      2003                   2002                    2003                  2002
                                 -----------------------------------------------------------------------------------------

PEARL MEYER & PARTNERS **
 Total revenue                      $6,560                 $6,811                 $26,871                $22,333
 Operating expense                   6,864                  6,913                  25,773                 22,449
 Amortization                            -                      -                       -                      -
                                   -------                -------                --------               --------
      Operating income (loss)       $ (304)                $ (102)                $ 1,098                $  (116)
                                   =======                =======                ========               ========

FEDERAL POLICY GROUP
 Total revenue                      $3,892                 $2,930                 $14,855                $ 9,520
 Operating expense                   2,362                  1,546                   7,874                  5,108
 Amortization                           95                     28                     383                    318
                                   -------                -------                --------               --------
      Operating income              $1,435                 $1,356                 $ 6,598                $ 4,094
                                   =======                =======                ========               ========

BROKER DEALER
 Total revenue                      $  708                 $  355                 $ 3,098                $ 2,152
 Operating expense                     878                    632                   3,385                  2,319
 Amortization                            -                      -                       -                      -
                                   -------                -------                --------               --------
      Operating income (loss)       $ (170)                $ (277)                $  (287)               $  (167)
                                   =======                =======                ========               ========

CORPORATE
 Total revenue                      $  134                 $  198                 $   638                $ 2,749
 Operating expense                   3,272                  3,502                  16,230                 12,914
 Amortization                           41                     40                     165                    166
 Settlement of litigation                -                      -                  (1,500)                     -
                                   -------                -------                --------               --------
      Operating income (loss)      $(3,179)               $(3,344)               $(14,257)              $(10,331)
                                   =======                =======                ========               ========

** Full year results restated as if personnel transfer from HCP to PM&P occurred January 1, 2003. Fourth quarter 2003 operating expenses include $1.1 million of restructuring charges.